                                                                   EXHIBIT 10.44

                              EXCHANGE AGREEMENT
                              ------------------

     This Exchange Agreement (the "Agreement") is dated as of July 15, 1998, by
                                   ---------
and among CalComp Technology, Inc., a Delaware corporation (the "Company"),
                                                                 -------
CalComp Inc., a California corporation (the "Subsidiary") and Lockheed Martin
                                             ----------
Corporation, a Maryland corporation ("Lockheed Martin").
                                      ---------------

                                   WITNESSETH

     WHEREAS, the Company, the Subsidiary and Lockheed Martin are parties to the Amended and Restated Revolving Credit Agreement, dated as of December 20, 1996, as amended March 20, 1998 (the "Credit Agreement") pursuant to which Lockheed
                                ----------------
Martin has agreed to extend up to $73,000,000 in loans to the Company and the Subsidiary;

     WHEREAS, there is approximately $65,000,000 of indebtedness of the Company and the Subsidiary (the "Debt") outstanding under the Credit Agreement;
                         ----

     WHEREAS, the Company and the Subsidiary have requested Lockheed Martin to exchange up to $60 million of the Debt for shares of the Company's Series A Cumulative Redeemable Preferred Stock (the "Exchange"); and

     WHEREAS, Lockheed Martin has agreed to effect the Exchange and in connection therewith the parties desire to decrease the commitment under the Credit Agreement from $73,000,000 to $13,000,000.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Authorization and Exchange of the Series A Preferred Stock.
         ----------------------------------------------------------

         1.1.  Authorization of the Series A Preferred Stock. Prior to Closing
               ---------------------------------------------
(as defined in Section 1.3), the Company shall designate 1,000,000 shares of its Series A Cumulative Redeemable Preferred Stock (the "Preferred Shares"). The
                                                     ----------------
Preferred Shares shall have the designations, preferences, voting powers, relative, participating, optional, or other special rights and privileges, and the qualifications, limitations and restrictions set forth in the Certificate of Designation (the "Certificate") attached hereto as Exhibit A. Prior to Closing,
                  -----------
the Company shall authorize for issuance hereunder 1,000,000 Preferred Shares. Prior to Closing, the Certificate shall be filed with the Secretary of State of the State of Delaware.

         1.2.  Issuance of Series A Preferred Stock. At the Closing, and
               ------------------------------------
pursuant to the terms and subject to the conditions of this Agreement, the Company agrees to issue and deliver to Lockheed Martin and Lockheed Martin agrees to acquire from the Company, 1,000,000 Preferred Shares, in full repayment of $60 million of the Debt then outstanding under the Credit Agreement.

         1.3   Closing and Delivery of Shares. (a) The closing of the Exchange
               ------------------------------
(the "Closing") shall take place at such time and place on or prior to July 20,
      -------
1998 as the Company and Lockheed Martin shall agree.

         (b) At the Closing, the Company shall deliver to Lockheed Martin one or more stock certificates representing 1,000,000 Preferred Shares, duly executed and registered by the Company in the name of Lockheed Martin, and Lockheed Martin shall deliver to the Company an acknowledgement of the repayment of $60 million of the Debt in form and content attached hereto as Exhibit C.

         (c) At Closing, the Company shall deliver a Secretary's Certificate in form and content reasonably satisfactory to Lockheed Martin to the effect that (i) the Preferred Shares are validly authorized, duly issued, fully paid and non-assessable shares of the Company entitled to the rights set forth in the Certificate; (ii) the representations and warranties of the Company set forth in this Agreement are true and correct; (iii) the Company has complied in all material respects with all of its covenants and agreements contained in the Agreement; and (iv) the Company's Fourth Amended and Restated Certificate of Incorporation (together with the Certificate) in the form attached to the Secretary's Certificate is in full force and effect.

     2.  Amendment to Credit Agreement.  At the Closing, each of the Company,
         -----------------------------
the Subsidiary and Lockheed Martin shall execute and deliver Amendment No. 2 to the Credit Agreement in the form set forth in Exhibit B.
                                              ---------

     3.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to Lockheed Martin that:

         3.1  Due Authorization.  Each of the Company and the Subsidiary has the
              -----------------
power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the issuance and exchange of the Preferred Shares have been duly authorized by the Board of Directors of the Company. No further approval or authorization of the Board of Directors or the shareholders of the Company will be required for the issuance and exchange of the Preferred Shares as contemplated herein. This Agreement has been duly executed and delivered by each of the Company and the Subsidiary, and constitutes a legal, valid and binding obligation of the Company and the Subsidiary enforceable against the Company and the Subsidiary in accordance with its terms.

         3.2  Corporate Organization and Other Related Matters.
              ------------------------------------------------

              (a) Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power and authority to own, lease, and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. The Company owns 100% of the outstanding capital stock of the Subsidiary.

              (b) The Company has full corporate power and authority to enter into this Agreement, to issue the Preferred Shares and to carry out and perform its obligations under the terms of this Agreement.

              (c) Subject to receiving the authorizations, approvals and permits, if any, of the type described in subsection 5.1(b) of this Agreement and except as otherwise contemplated by the Certificate attached hereto as Exhibit A, none of the execution and delivery of this Agreement, the issuance of
---------
the Preferred Shares, the performance by the Company of its obligations hereunder, or the consummation of the transactions contemplated hereby will (i) violate any provision of the Company's Fourth Amended and Restated Certificate of Incorporation or bylaws, (ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt or obligation of the Company or any of its subsidiaries;
(iii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease or license to which the Company or any of its subsidiaries is a party, or by which any of them or their properties are bound or subject; (iv) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company or any of its subsidiaries under any agreement or commitment to which it is a party or by which it or its properties is bound or subject which, individually or in the aggregate, would have a material or adverse effect on the Company and its business; or (v) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or any of its assets or properties is bound or the subject which, individually or in the aggregate, would have a material adverse effect on the Company and its business.

         3.3  Capitalization.  The Company has authority to issue up to
              --------------
125,000,000 shares, par value $.01 per share, of common stock and up to 5,000,000 shares, par value $.01 per share, of preferred stock. At the Closing the authorized capitalization of the Company, and shares of capital stock outstanding shall consist of:

              (a)  Preferred Stock.  A total of 5,000,000 shares, par value $.01
                   ---------------
per share, of preferred stock, 1,000,000 shares of which shall be designated as Series A Cumulative Redeemable Preferred Stock. 1,000,000 Preferred Shares shall be issued and outstanding immediately following Closing.

              (b)  Common Stock.  A total of 125,000,000 shares Common Stock,
                   ------------
approximately 47,120,650 of which shall be issued and outstanding. In addition, at Closing there will be outstanding warrants or options to acquire approximately 8,108,131 additional shares of Common Stock.

Except as set forth above, at the Closing, there shall be no other securities of the Company outstanding.

         3.4  Securities Act.  Subject to the accuracy of Lockheed Martin's
              --------------
representations in Section 4, the Exchange of the Preferred Shares in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").
      --------------

         3.5  Governmental Consents.  No consent, approval, order or
              ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement or the Exchange of the Preferred Shares, except for the qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) of the Exchange under applicable blue sky laws, which filings and qualifications, if required, will be accomplished in a timely manner; provided, however, that solely with respect to the federal securities laws and the state "blue sky" securities laws, the representations and warranties of the Company provided in this Section 3.5 shall be subject to the accuracy of the representations of Lockheed Martin set forth in Section 4 hereof.

         3.6  Valid Issuance of the Preferred Stock.  The Preferred Shares, when
              -------------------------------------
issued in accordance with this Agreement, will be duly and validly issued and will be nonassessable capital shares of the Company and will have the designations, preferences, voting powers, relative, participating, optional, or other special rights and privileges, and the qualifications, limitations and restrictions set forth in the Certificate and will be fully paid capital shares of the Company. The Preferred Shares, when issued, will be free of any liens, claims, encumbrances or restrictions on transfer other than the restrictions on transfer under applicable state and federal securities laws.

         3.7  Litigation, etc.  Except as set forth on Schedule 3.7, there is no
              ---------------
action, proceeding or investigation pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company), that questions the validity of this Agreement or any of the transactions contemplated hereby or the Preferred Shares to be issued pursuant to this Agreement or which could have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole.

         3.8  Disclosure.  No representation or warranty of the Company
              ----------
contained in this Agreement or in any written certificate furnished or to be furnished to Lockheed Martin pursuant hereto or thereby, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         3.9  No Violation.  Neither the Company's execution and delivery of
              ------------
this Agreement nor the consummation by the Company of the transactions contemplated hereby will breach a material agreement to which the Company or any subsidiary of the

Company is a party or by which its or any of its subsidiaries' assets are bound, or cause any such violation or breach, or accelerate or allow any person to accelerate, terminate, modify or cancel any material rights under any such agreement, or will result in the creation of any material lien on the assets or properties of the Company or any of its subsidiaries. Such execution, delivery and consummation will not violate or breach or constitute a default under any law, judgment, order, or decree to which the Company or any of its subsidiaries is subject or by which the properties or assets of the Company or any of its subsidiaries are bound.

     4.  Representations and Warranties of Lockheed Martin.  Lockheed Martin
         -------------------------------------------------
represents and warrants that:

         4.1  Authorization.  This Agreement constitutes Lockheed Martin's valid
              -------------
and legally binding obligation, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity (whether applied at law or in equity); and Lockheed Martin has full corporate power and authority to enter into this Agreement.

         4.2  Purchase for Own Account.  Lockheed Martin is acquiring the
              ------------------------
Preferred Shares for its own account and not with a view to or for sale in connection with any distribution of the Preferred Shares.

         4.3  Disclosure of Information.  Lockheed Martin has received from the
              -------------------------
Company all information it has requested and considers necessary or appropriate for deciding whether to acquire the Preferred Shares in exchange for $60.0 million of the Company's Debt. Lockheed Martin has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Exchange of the Preferred Shares.

         4.4  Restricted Securities.  Lockheed Martin understands that the
              ---------------------
Preferred Shares will be "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

         4.5  Legends.  Lockheed Martin understands that the certificates
              -------
evidencing the securities will bear the legend set forth below, together with any other legends required by applicable state securities laws:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT FOR THE HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF THE SECURITIES.

     THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED, AS APPLICABLE, UNDER THE SECURITIES ACT OF 1933 ("SECURITIES ACT") OR UNDER ANY APPLICABLE STATE
                                  --------------
     SECURITIES LAW ("BLUE SKY LAWS"). AN OFFER TO SELL OR TRANSFER OR THE SALE
                      -------------
     OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PERMIT, AS APPLICABLE UNDER THE SECURITIES ACT OR APPLICABLE BLUE SKY LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION AND/OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS (INCLUDING, WITHOUT LIMITATION, REGULATION S THEREUNDER) IS AVAILABLE.

The legend set forth above shall be removed by the Company from any certificate evidencing Securities upon delivery to the Company of an opinion, in form and substance and by counsel reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Preferred Shares were issued.

     5.  Conditions to Closing.
         ---------------------

         5.1  Conditions to Lockheed Martin's Obligations at the Closing.
              ----------------------------------------------------------
Lockheed Martin's obligation to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

              (a) Representations and Warranties True:  Performance of
                  ----------------------------------------------------
Obligations. Except for representations and warranties that by their terms speak
-----------
only as of a specified date, the representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made as of the Closing, and the Company and the Subsidiary shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Closing.

              (b) Securities Law Compliance.  All authorizations, approvals and
                  -------------------------
permits, if any, of every governmental authority or regulatory body of the Untied States or of any state that is required in connection with the Exchange pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

              (c) Corporate Documents.  The Company shall have delivered to
                  -------------------
Lockheed Martin or its counsel, copies of all corporate documents of the Company as Lockheed Martin shall reasonably request.

              (d) Fairness Opinion.  Receipt by the Company of an opinion of
                  ----------------
Duff & Phelps as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement to the stockholders of the Company.

              (e) Payment of Interest and Fees. Payment of interest and fees
                  ----------------------------
associated with the portion of the Debt being repaid.

         5.2  Conditions to Obligations of the Company.  The Company's
              ----------------------------------------
obligation to exchange the Preferred Shares at the Closing is subject to the satisfaction, at Closing, to the conditions that (i) the representations and warranties made by Lockheed Martin in Section 4 hereof shall be true and correct as of the Closing with the same force and effect as if they had been made as of the Closing, and (ii) the Company shall have received an opinion of Duff & Phelps as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement to the holders of Common Stock of the Company in form and content reasonably satisfactory to the Company.

     6.  Miscellaneous.
         -------------

         6.1  Entire Agreement; Successors and Assigns.  This Agreement,
              ----------------------------------------
together with its exhibits and schedules, shall collectively constitute the entire agreement among the Company, the Subsidiary and Lockheed Martin relating to the Exchange of the Preferred Shares and supersede any and all prior or contemporaneous oral or written agreements, understandings and discussions with respect thereto. Subject to the limitations hereof, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         6.2  Expenses.  The Company, the Subsidiary and Lockheed Martin will
              --------
each bear their respective legal and other fees and expenses in connection with the transactions contemplated in this Agreement.

         6.3  Governing law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of Delaware without reference to any conflict of laws provisions of such laws.

         6.4  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.5  Headings.  The headings of the Sections and subsections of this
              --------
Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         6.6  Notices.  Any notice required or permitted hereunder shall be
              -------
given in writing and shall be conclusively deemed effectively given upon personal delivery, on the date of receipt if sent by telecopier or overnight courier, charges prepaid, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, or facsimile, receipt confirmed, addressed as follows:

               If to the Company or the Subsidiary, addressed to:

                        CalComp Technology, Inc.
                        2411 W. La Palma Avenue
                        Anaheim, CA  92801
                        Attention:  President and Corporate Secretary
                        Facsimile:  714-821-2074 and
                                    714-821-2470

               With a copy (which shall not constitute notice) to:

                        Hewitt & McGuire, LLP
                        19900 MacArthur Boulevard
                        Suite 1050
                        Irvine, CA  92612
                        Attention:  Charles S. Exon, Esquire
                        Facsimile: 949-798-0511

               If to Lockheed Martin, addressed to:

                        Lockheed Martin Corporation
                        6801 Rockledge Drive
                        Rockville, Maryland  20817
                        Attention:  Treasurer
                        Facsimile:  301-897-6927

               With copies (which shall not constitute notice) to:

                        Lockheed Martin Corporation
                        310 North Westlake Boulevard
                        Suite 200
                        Westlake Village, CA  91362
                        Attention:  Suzanna Fabos, Esquire
                                    Assistant General Counsel - Finance
                        Facsimile:  805-381-1455

                        Miles & Stockbridge P.C.
                        10 Light Street
                        Baltimore, Maryland 21202
                        Attention:  David A. Gibbons, Esquire
                        Facsimile:  410-385-3700
or at such other address as one party may designate to the others by ten days' advance written notice to Lockheed Martin or the Company, respectively.

         6.7.  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         6.8.  Amendments and Waivers.  Any term or provision of this Agreement
               ----------------------
may be amended and the observance of any term, condition, or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the Company, the Subsidiary and Lockheed Martin.

         6.9.  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

         6.10.  Contract Interpretation.  Ambiguities, inconsistencies, and
                -----------------------
conflicts in this Agreement shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties' intentions at the time this Agreement is entered into. No consideration shall be given as to the party that actually drafted the Agreement.


                                *  *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                          CALCOMP TECHNOLOGY, INC., a
                                          Delaware corporation


                                          By:___________________________________
                                             John J. Millerick
                                             Senior Vice President and Chief
                                             Financial Officer


                                          CALCOMP INC., a California corporation


                                          By:___________________________________
                                             John J. Millerick
                                             Senior Vice President and Chief
                                             Financial Officer


                                          LOCKHEED MARTIN CORPORATION, a
                                          Maryland corporation


                                          By:___________________________________
                                             Walter E. Skowronski
                                             Vice President and Treasurer

                                                                       EXHIBIT A
                                                                       ---------



                          CERTIFICATE OF DESIGNATION

                                      OF

                SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                                      OF

                           CALCOMP TECHNOLOGY, INC.


  CalComp Technology, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, (the "Corporation"), certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation:

  RESOLVED, that under the authority contained in Article 4(a) of the Fourth Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation hereby designates 1,000,000 unissued shares of the Preferred Stock of the Corporation as 1,000,000 shares of "Series A Cumulative Redeemable Preferred Stock" having the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations of such preferences and/or rights as set by the Board of Directors of the Corporation as follows:

  Section 1.  Designation and Amount.
              ----------------------

  The shares of such series shall be designated as Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), par value $0.01 per share, and the number of shares constituting such series shall be 1,000,000.

  Section 2.  Dividends.
              ---------

  (A) Subject to the prior and superior rights of any shares of any series of preferred stock ranking prior and superior to the Series A Preferred Stock in respect of dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01, of the Corporation (the "Common Stock") and any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, shall be entitled to receive, when as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends payable at the annual rate of $4.80 per share, and, subject to the provisions of Section 3 below, no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 (or if any of such days is not a Business Day, the next succeeding Business Day) in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date that is at least 30 days after the date of original issue of the shares of Series A Preferred Stock. A holder of Series A Preferred Stock shall be entitled to receive payment of dividends by wire transfer by giving written instructions to the Corporation at least two business days prior to the payment date.

     (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the date of original issue of the shares. Dividends shall accrue and be payable based on the number of days in each year and the numbers of days actually elapsed. Accrued but unpaid dividends payable under this Section 2 or any other Section of this Certificate of Designation shall accrue additional dividends at the rate of 8% per annum on the accrued but unpaid amount, and references in this Certificate of Designation to accrued but unpaid dividends shall be deemed to include such additional dividends. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of dividends at the time accrued and payable on the shares of Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all the shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 45 days and no less than 10 days prior to the date fixed for the payment thereof.

     Section 3.  Increase in Dividend Rate On Change of Control.
                 ----------------------------------------------

     (A) Notwithstanding the provisions of Section 2, after the occurrence of a Change of Control (as defined below), the dividend rate on shares of Series A Preferred Stock then outstanding shall be increased to $9.00 per share per annum plus 15% per annum on any accrued but unpaid dividends (and additional dividends, if any) (the "Adjusted Dividend Rate"). The Adjusted Dividend Rate shall apply until the earlier to occur of (i) the redemption by the Corporation of the Series A Preferred Stock or (ii) the acquisition of shares of Series A Preferred Stock by any Person (or group of Persons) who acquires more than 50% of the combined voting power of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors, if any, but the Adjusted Dividend Rate shall only be terminated to the extent that such Series A Preferred Stock is owned by such Person (or group of Persons).

     (B) For purposes of this Certificate of Designation, "Change in Control" shall mean a reduction in ownership by Lockheed Martin Corporation and its subsidiaries to 50% or below in the combined voting power of the then outstanding voting stock of the Corporation entitled to vote generally in the election of directors.

     Section 4.  Voting Rights.
                 -------------

     Subject to the right to consent in certain limited circumstances as set forth in Section 5 below, the holders of shares of Series A Preferred Stock shall have no voting rights.

     Section 5.  Certain Restrictions.
                 --------------------

     (A) For so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock ("Junior Stock");

          (ii) declare or pay dividends on or make any other distributions on any shares of other stock ranking in parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock ("Parity Stock"), except dividends paid ratably on the Series A Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (iii) redeem or purchase or otherwise acquire for consideration any shares of Parity Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Parity Stock in exchange for shares of any Junior Stock.

     (B) Without the prior written consent of the holders of a majority of the Series A Preferred Stock, the Corporation shall not issue any shares of capital stock ranking senior with respect to dividends or other distributions or in the event of dissolution, liquidation or winding up or in any way amend this Certificate of Designation or the Fourth Amended and Restated Certificate of Incorporation of the Corporation in any manner that would have an adverse effect on the rights of holders of Series A Preferred Stock.

     (C) The Corporation shall not permit any subsidiary of the Corporation or any employee stock ownership plan (or related trust) or other employee benefit plan (or related trust) for the employees of the Corporation or any subsidiary (other than, with respect to any plans other than an employee stock ownership plan, (i) in the normal operation of a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, (ii) any plan (or related trust) in existence on the date of this Certificate of Designation or (iii) any plan (or related trust) subsequently approved by the Corporation's stockholders), to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

     Section 6.  Redemption.
                 ----------

     (A) Provided that there are no dividend arrearages on the Series A Preferred Stock and the Corporation is in full compliance with the terms and conditions of this Certificate of Designation, the Corporation shall have the right, at its sole option and election, to redeem all or, subject to the provisions of the following sentence, a portion of the outstanding shares of the Series A Preferred Stock by paying therefor in cash $60 per share plus any unpaid dividends to the date of redemption (the "Redemption Price"). In the event that less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the aggregate Redemption Price for any such redemption shall be not less than $1,000,000.

     (B) Notice of any redemption of any shares of Series A Preferred Stock shall be given by mailing to each holder of shares of Series A Preferred Stock to be redeemed, at the holder's address as it appears on the books of the Corporation, written notice of redemption not less than 30 days and not more than 90 days prior to the date fixed for redemption (the "Redemption Date"). To facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed and holders of shares of Series A Preferred Stock entitled to notice of redemption, provided that the record date may not be less than 30 days and may not be more than 60 days prior to the Redemption Date. Any notice that is mailed in such manner shall be conclusively presumed to have been duly given, whether or not any holder entitled to notice of redemption actually receives the notice. The failure of the Corporation to give such notice to any holder entitled to notice of redemption shall not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock from any other holder of shares of Series A Preferred Stock.

     (C) Notice of redemption shall specify (i) the number of shares of Series A Preferred Stock shall be redeemed, (ii) the Redemption Date, (iii) the redemption price (which price shall include accrued but unpaid dividends thereon), and (iv) the place where payment of the redemption price is to be made upon surrender of the certificates representing the shares of Series A Preferred Stock.

     (D) In respect of each share of Series A Preferred Stock called for redemption in accordance with this Section 6, the Corporation shall be obligated to pay to the registered holder thereof the Redemption Price, upon surrender of the certificate or certificates representing the shares of Series A Preferred Stock at the office of the Corporation or any transfer or paying agent specified for that purpose, on or after the Redemption Date. In the event that less than all of the outstanding shares of Series A Preferred Stock are redeemed, the Corporation shall deliver a replacement certificate or certificates representing any unredeemed shares to the holder tendering such certificates. Unless the Corporation shall default in the payment of, or in providing for the payment of, the Redemption Price, dividends on each share of Series A Preferred Stock called for redemption, shall cease to accrue as of the Redemption Date. Except as otherwise expressly provided in the preceding sentence, holders of shares of Series A Preferred Stock called for redemption shall not be entitled to any interest on the Redemption Price.

     (E)  If, after notice of redemption has been given pursuant to paragraph
(B) of this Section 5, on or prior to the Redemption Date in respect of any shares of Series A Preferred Stock, the Corporation deposits with a bank or trust company in the United States that, as of the date of the most recent available financial statements of the bank or trust company, has a capital and surplus of at least $50,000,000, a sum sufficient to redeem, on the Redemption Date, the shares called for redemption, with instructions to the bank or trust company to pay on or after the Redemption Date the redemption price to the respective holders of shares of Series A Preferred Stock upon surrender of the certificate or certificates representing the shares of Series A Preferred Stock, then from and after the date on which such moneys are deposited the deposit shall be deemed to constitute full payment to the holders for such shares of Series A Preferred Stock, and the holders shall have no rights in respect of the shares of Series A Preferred Stock called for redemption except the right to receive payment of the redemption price from the bank or trust company. Any moneys or, if applicable, other property held by any such bank or trust company that shall remain unclaimed by the holders of Series A Preferred Stock at the end of six years after the Redemption Date shall become the property of and be paid to the Corporation.

     Section 7.  Conversion.
                 ----------

     The shares of Series A Preferred Stock shall have no conversion rights.

     Section 8.  Reacquired Shares.
                 -----------------

     Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 9.  Rank.
                 ----

     The Series A Preferred Stock shall rank, with respect to voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and the distribution of assets, whether upon liquidation or otherwise, (i) equally with respect to all shares of Parity Stock, (ii) prior to all shares of Junior Stock and to all shares of the Common Stock and (iii) prior to all shares of any other class or series of preferred stock of the Corporation, unless such other class or series by its terms ranks equally with or senior to the Series A Preferred Stock.

     Section 10.  Liquidation, Dissolution, Winding Up and Other Events.
                  -----------------------------------------------------

     Upon the liquidation (voluntary or otherwise), dissolution, reorganization, sale of all or any substantial portion of the assets or winding up of the Corporation, no distribution shall be made to the holders of the Common Stock unless, prior thereto, the holders of shares of the Series A Preferred Stock shall have received the product of $60 times any unredeemed shares of the Series A Preferred Stock, plus any accrued but unpaid dividends to the date of payment (the "Series A Liquidation Preference"). Following payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of the Series A Preferred Stock. In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference, then such remaining assets shall be distributed ratably to the holders of the Series A Preferred Stock.

     Section 11.  Definitions.
                  -----------

     For the purposes of the provisions governing the shares of Series A Preferred Stock, the following terms have the meanings set forth below:

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with such person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with such Person, shall be deemed a single "Person."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed in its name and on its behalf on this 14th day of July 1998, by its President who acknowledges that this Certificate of Designation is the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in this Certificate of Designation are true in all material respects.

ATTEST:                                 CALCOMP TECHNOLOGY, INC.



____________________________            By:_______________________(SEAL)
William F. Porter, Jr.                     John C. Batterton
Secretary                                  President and Chief Executive Officer

                                                                       EXHIBIT B
                                                                       ---------



       AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Amendment No. 2, dated July 15, 1998 (the "Amendment"), to the Amended and Restated Revolving Credit Agreement, dated as of December 20, 1996, as amended March 20, 1998 (the "Credit Agreement"), among CalComp Technology, Inc., a Delaware corporation ("Technology"), CalComp Inc., a California corporation ("CalComp", and together with Technology, the "Borrowers"), and Lockheed Martin Corporation, a Maryland corporation (the "Lender"). Capitalized terms used but not defined herein shall have the meaning given them in the Credit Agreement.

WHEREAS, the Borrowers and the Lender are parties to an Exchange Agreement, dated July __, 1998 (the "Exchange Agreement"), pursuant to which they have agreed to (i) exchange all or a portion of the outstanding Loans for shares of Technology's Series A Cumulative Redeemable Preferred Stock, and (ii) reduce Lender's Commitment under the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and the Lender agree as follows:

1. Reduction in Commitment.  The definition of "Commitment" contained in Section
   -----------------------
   1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "Commitment" means $13,000,000, as such amount may be reduced from time to time pursuant to Section 2.7 hereof. The Commitment represents a reduction in the Original Commitment."


2. April 1998 Waiver.  Borrowers and Lender agree that (i) the transactions
   -----------------
   contemplated by the Exchange Agreement are outside the scope of Section 2.1(c) of the Credit Agreement and thus Lender's April 1, 1998 waiver (the "April 1998 Waiver") of its rights under Section 2.1(c) of the Credit Agreement is inapplicable to such transactions, and (ii) with respect to the Commitment established by this Amendment, the April 1998 waiver shall remain in effect until January 31, 1999.

3. Additional Waivers.  Lender hereby waives any Defaults existing at the date
   ------------------
   hereof. With respect to the transactions contemplated by the Exchange Agreement, Lender waives compliance with Section 2.8 of the Credit Agreement to the extent payments of Loan principal are required to be made in immediately available funds.

4. No Other Changes.  Except as specifically modified by this Amendment, the
   ----------------
   Credit Agreement shall remain in full force and effect and no additional changes, modifications, or amendments shall be inferred that are not expressly set forth herein.

5. Counterparts.  This document may be signed in any number of counterparts with
   ------------
   the same effect as if the signatures thereto and hereto were upon the same instrument.

6. Governing Law.  This document shall be construed in accordance with and
   -------------
   governed by the laws of the State of Maryland, without reference to the conflict of laws provisions of such laws.

IN WITNESS WHEREOF, the parties have caused this document to be duly executed and delivered as of the day and year first above written.


LOCKHEED MARTIN CORPORATION             CALCOMP TECHNOLOGY, INC.

By: _____________________________       By: _____________________________
    Walter E. Skowronski                    John J. Millerick
    Vice President and Treasurer            Sr. Vice President and Chief
                                            Financial Officer

                                        CALCOMP INC.

                                        By: _____________________________
                                            John J. Millerick
                                            Sr. Vice President and Chief
                                            Financial Officer

                                                                       EXHIBIT C
                                                                       ---------


                      ACKNOWLEDGEMENT OF REPAYMENT OF DEBT



Lockheed Martin Corporation ("LMC") hereby acknowledges receipt of 1,000,000 shares of Series A Cumulative Redeemable Preferred Stock of Calcomp Technology, Inc. (the "Company") in full satisfaction of Sixty Million Dollars ($60,000,000) of Loans outstanding on the date hereof under the Amended and Restated Revolving Credit Agreement, dated as of December 20, 1996, as amended, among LMC, the Company and CalComp Inc., a California corporation.


July 15, 1998                            LOCKHEED MARTIN CORPORATION

                                         By: _____________________________
                                             Walter E. Skowronski
                                             Vice President and Treasurer


                                      C-1